UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 2, 2013

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House, 1 Burlington Road,

Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2013, Jazz Pharmaceuticals Public Limited Company (the “Company”) issued a press release (the “Press Release”) announcing financial results for the Company for the quarter ended March 31, 2013. A copy of the Press Release is furnished as Exhibit 99.1 to this current report.

The information in this Item 2.02 and in the Press Release furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the Press Release furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On May 2, 2013, the Board of Directors (the “Board”) of the Company approved an increase to the total number of authorized members of the Board to eleven (11) directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected the following three individuals (each, a “New Director”) to the Board, effective as of May 2, 2013: Peter Gray as a Class I director for a term expiring at the 2015 annual general meeting of shareholders; Heather Ann McSharry as a Class III director for a term expiring at the 2014 annual general meeting of shareholders; and Norbert G. Riedel, Ph.D., as a Class II director for a term expiring at the 2013 annual general meeting of shareholders. There was no arrangement or understanding between any New Director and any other persons pursuant to which such New Director was selected as a director. In connection with their election to the Board, Mr. Gray and Ms. McSharry were appointed to the Audit Committee of the Board and Dr. Riedel was appointed to the Compensation Committee of the Board.

Each New Director will be compensated pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”). Under the Policy, each New Director is entitled to receive an annual cash retainer of $55,000 for service on the Board, each of Mr. Gray and Ms. McSharry is entitled to an additional annual cash retainer of $15,000 for his or her service on the Audit Committee, and Dr. Riedel is entitled to an additional annual cash retainer of $12,500 for his service on the Compensation Committee. The annual cash retainer will be paid out on a pro-rata basis each quarter. Each New Director will receive a prorated retainer with respect to the current quarter.

Each New Director is also eligible to receive automatic grants of (i) a stock option to purchase ordinary shares of the Company (the “Ordinary Shares”) under and subject to the terms and conditions of the Company’s Amended and Restated 2007 Non-Employee Directors Stock Option Plan (the “2007 Directors Plan”) and the applicable form of stock option notice of grant and option award agreement thereunder and (ii) a restricted stock unit (“RSU”) award under and subject to the terms and conditions of the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) and the applicable form of RSU notice of grant and RSU award agreement thereunder. Pursuant to the Policy, in connection with his or her initial election to the Board, each New Director will receive a nonstatutory stock option to purchase 8,000 Ordinary Shares (the “Initial Option”) and an RSU award for 4,000 RSUs (the “Initial RSUs”). Subject to each New Director’s continuous service and certain additional conditions, (i) the Initial Options will generally vest with respect to one-third of the Ordinary Shares subject to the Initial Option on the first anniversary of the date of each New Director’s election to the Board, and the remainder will generally vest in 24 successive equal monthly installments thereafter, and (ii) the Initial RSUs will vest in three equal annual installments on each of the first three anniversaries of the date of each New Director’s election to the Board. In addition, on the date of each annual general meeting of the Company’s shareholders starting in 2014 (each, an “Annual Meeting Date”), each New Director who is then serving as a non-employee director will be granted a nonstatutory stock option to purchase 4,500 Ordinary Shares (the “Continuing Option”) and an RSU award for 2,250 RSUs (the “Continuing RSUs”). Subject to each New Director’s continuous service and certain additional conditions, the Continuing Options will vest in a series of 12 successive equal monthly installments on the first day of each calendar month following the applicable Annual Meeting Date, and the Continuing RSUs will vest in full on the first anniversary of the applicable Annual Meeting Date. The stock options to be granted will have an exercise price equal to the fair market value of the Ordinary Shares on the date of grant, as determined in accordance with the terms of the 2007 Directors Plan, and will have a term of 10 years. Additional terms of the 2007 Directors Plan and 2007 Plan are described under the subsection entitled “Director Compensation—Equity Compensation Arrangements” in Part III, Item 11 of the Company’s Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on April 24, 2013. The foregoing is only a brief description of the material terms of the stock options and RSUs to be granted to the New Directors, does not purport to be complete, and is qualified in its entirety by reference to (i) the 2007 Directors Plan, previously filed as Exhibit 99.4 to the Company’s registration statement on Form S-8 (File No. 333-179075) filed on January 18, 2012, (ii) the related form of option grant notice and form of stock option agreement, previously filed as Exhibit 10.30B to the Company’s annual report on Form 10-K (File No. 001-33500) filed on February 26, 2013 (the “Form 10-K”), (iii) the 2007 Plan, previously filed as Exhibit 99.3 to the Company’s registration statement on Form S-8 (File No. 333-179075) filed on January 18, 2012, and (iv) the related form of restricted stock unit grant notice and form of restricted stock unit award agreement previously filed as Exhibit 10.27F to the Form 10-K.

In connection with his or her election to the Board, each New Director and the Company entered into the Company’s standard indemnification agreement for the Company’s directors and officers, which requires the Company to indemnify such New Director, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by such New Director as a result of being made a party to certain actions, suits, proceedings and the like by reason of his or her position as a director of the Company. The foregoing is only a brief description of the indemnification arrangement with the New Directors, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement, previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K (File No. 001-33500) filed on January 18, 2012.

Item 8.01.	Other Events.

In the Press Release, the Company also announced that the Board has authorized the use of up to $200 million to repurchase the Company’s Ordinary Shares. The Company may repurchase shares through open market purchases, privately negotiated purchases or a combination of these transactions. The timing and amount of repurchases will be in management’s discretion and will depend on a variety of factors, including the price of the Company’s Ordinary Shares, alternative investment opportunities, restrictions under the Company’s existing credit agreement, corporate and regulatory requirements and market conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Suzanne Sawochka Hooper
Executive Vice President and General Counsel

Date: May 7, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 7, 2013